Exhibit 23(d)(2)

                          INVESTMENT ADVISORY AGREEMENT

                                     Between

                              MEEDER PREMIER FUNDS
                                 THE GROWTH FUND
                                       and
                          MEEDER ASSET MANAGEMENT, INC.

     This Agreement is made the 1st day of October, 2003, by and between the GROWTH FUND (the "Fund"), a separate investment series of the Meeder Premier Funds (the "Trust"), a business trust organized and existing under the laws of the State of Massachusetts, and MEEDER ASSET MANAGEMENT, INC., a corporation organized and existing under the laws of the State of Ohio (the "Adviser").

                              W I T N E S S E T H :

     WHEREAS, the Trust is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended; and

     WHEREAS, the Adviser is engaged principally in the business of rendering investment supervisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Trust desires to retain the Adviser to render investment and supervisory services to the Fund in the manner and on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                        I

                            INVESTMENT RESPONSIBILITY
                            -------------------------

     (1) In providing the services and assuming the obligations set forth herein, the Adviser may, at its expense, employ one or more subadvisers. References herein to the Adviser shall include any subadviser employed by the Adviser. Any agreement between the Adviser and a subadviser shall be subject to the renewal, termination and amendment provisions of section V hereof.

     The Trust hereby retains the Adviser to supervise and assist in the management of the assets for the Fund and to furnish the Fund with a continuous program for the investment of the Fund's assets, including:

          a. Recommendations as to specific securities to be purchased for or eliminated from the Fund's portfolio, and

          b. Recommendations as to the portion of the Fund's assets that should be held uninvested.

     (2) Notwithstanding the generality of the foregoing, the Adviser may itself, and at its own expense, contract for such supplementary advisory and research services as it deems necessary or desirable to fulfill its obligations under paragraph (1) above, provided that any such contract shall have been approved by the Trust and its shareholders to the extent, and in the manner, required by the Investment Company Act of 1940, as amended.

     (3) The Adviser shall furnish to the Trust the services of one or more persons who shall be authorized by the Trust to place orders for the purchase and sale of securities for the account of the Fund. Acting through a person so authorized by the Trust, the Adviser shall place such orders for the Fund.

     (4) Notwithstanding the generality of paragraph (3) above, and subject to the provisions of paragraphs (5) and (6) below, the Adviser shall endeavor to secure for the Fund the best possible price and execution of every purchase and sale for the account of the Fund. In seeking such best price and execution the Adviser shall use its own judgment as to the implementation of its own investment recommendations, including the Adviser's judgment as to the time when an order should be placed, the number of securities to be bought or sold in any one trade that is a part of any particular recommendation, and the market in which an order should be placed.

     (5)  The  Adviser   shall  use  its  own   judgment  in   determining   the
broker-dealers who shall be employed to execute orders for the purchase or sale of securities for the Fund, in order to:

          a. Secure best price and execution on purchases and sales for the Fund; and

          b. Secure supplemental research and statistical data for use in making its recommendations to the Fund.

     (6) The Adviser shall use its discretion as to when, and in which market, the Fund's transactions shall be executed, in order to secure for the Fund the benefits of best price and execution, and supplemental research and statistical data. The use of such discretion shall be subject to review by the Trustees of the Trust at any time and from time to time. The Trust, acting by its Trustees, may withdraw said discretion at any time, and may direct the execution of portfolio transactions for the Fund in any lawful manner different from that provided for herein. Until a decision is made to withdraw or limit the discretion herein granted, the Adviser shall not be liable for any loss suffered by the Fund through the exercise by the Adviser of that discretion unless the Adviser shall be guilty of gross negligence or willful misconduct.

                                       II

                          ADMINISTRATIVE RESPONSIBILITY
                          -----------------------------

     During the continuance of this Agreement, Adviser shall provide the Fund with a continuous program of general administration including:

          a. Office space, equipment, supplies and utility services as shall be required to conduct Fund business;

          b. The provision and supervision of all persons performing the executive, administrative, and clerical functions necessary for the conduct of the Fund's business except as set forth in g., below;

          c. The supervision of accounting, and of records and record-keeping for the Fund;

          d. The preparation and distribution of mandatory reports to Fund shareholders and regulatory bodies;

          e.   The supervision of the daily net asset value of the Fund;

          f.   The preparation and distribution on behalf of the Fund of notices
     of  shareholders  and  Trustee  meetings,   agendas,   proxies,  and  proxy
     statements; and

          g. Other facilities, services, and activities necessary for the conduct of the Fund's business, except for services by the Fund's Custodian, Registrar, Transfer Agent, Accounting Services Agent, Dividend Disbursing Agent, Auditors, and Legal Counsel.

                                       III

                             ALLOCATION OF EXPENSES
                             ----------------------

     The Adviser will pay all operating expenses of the Fund, including the compensation and expenses of any employees of the Fund and of any other persons rendering any services to the Fund; clerical and shareholder service staff salaries; office space and other office expenses; fees and expenses incurred by the Fund in connection with membership in investment company organizations; legal, auditing and accounting expenses (except as otherwise provided below); expenses of registering shares under federal and state securities laws, including expenses incurred by the Fund in connection with the organization and initial registration of shares of the Fund; insurance expenses; fees and expenses of the custodian, transfer agent, dividend disbursing agent, shareholder service agent, plan agent, administrator, accounting and pricing services agent; expenses, including clerical expenses, of issue, sale, redemption or repurchase of shares of the Fund; the cost of preparing and distributing reports and notices to shareholders, the cost of printing or preparing prospectuses and statements of additional information for delivery to the Fund's current and prospective shareholders; the cost of printing or preparing stock certificates or any other documents, statements or reports to shareholders; expenses of shareholders' meetings and proxy solicitations; advertising, promotion and other expenses incurred directly or indirectly in connection with the sale or distribution of the Fund's shares (excluding any expenses which the Fund is authorized to pay pursuant to Rule 12b-1 (if applicable) under the Investment Company Act of 1940 (the "1940 Act") as amended); and all other organizational and operating expenses not specifically assumed by the Fund.

     The Fund will pay all brokerage fees and commissions, taxes, interest, fees and expenses of the non-interested person trustees (and their legal counsel, if any) and such extraordinary or non-recurring expenses as may arise, including litigation to which the Fund may be a party and indemnification of the Trust's trustees and officers with respect thereto. The Fund will also pay any expenses which it is authorized to pay pursuant to Rule 12b-1 (if applicable) under the 1940 Act. The Adviser may obtain reimbursement from the Fund, at such time or times as the Adviser may determine in its sole discretion, for any of the expenses advanced by the Adviser, which the Fund is obligated to pay, and such reimbursement shall not be considered to be part of the Adviser's compensation pursuant to this Agreement.

                                       IV

                                  COMPENSATION
                                  ------------

     The Fund shall pay the Adviser a fee, based on the value of the net assets of the Fund determined in accordance with the Trust's Declaration of Trust, and computed as follows:

          (a) The annual advisory fee (the "Fee") shall be equal to 0.95% of the Fund's average daily net assets.

          (b) The Fee due the Adviser as set forth above will be accrued daily and shall be paid to the Adviser in pro rata monthly installments due and payable on the first business day of each calendar month.

                                        V

                            DURATION AND TERMINATION
                            ------------------------

     (1) The term of this Agreement shall begin on the date first written above and, unless sooner terminated as hereinafter provided, this Agreement shall remain in effect for a period of two years. Thereafter this Agreement shall continue in effect from year to year, subject to the termination provisions and all other terms and conditions hereof; if: (a) such continuation shall be specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Fund or by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party; and (b) the Adviser shall not have notified the Fund, in writing, at least 60 days prior to the expiration of any term, that it does not desire such continuation. The Adviser shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

     (2) This Agreement may not be amended, transferred, sold or in any manner hypothecated or pledged, without the affirmative vote of a majority of the outstanding voting securities of the Fund, and this Agreement shall automatically and immediately terminate in the event of its assignment.

     (3) This Agreement may be terminated by either party hereto, without the payment of any penalty, upon 60 days' notice in writing to the other party, provided, that in the case of termination by the Trust such action shall have been authorized by resolution of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund.

                                       VI

                                  MISCELLANEOUS
                                  -------------

     (1) The Adviser shall not deal with the Fund as broker or dealer but the Adviser may enter orders for the purchase or sale of the Fund's securities through a company or companies that are under common control with the Adviser, provided such company acts as broker and charges a commission that does not exceed the usual and customary broker's commission if the sale is effected on a securities exchange, or, 1 per centum of the purchase or sale price of such securities if the sale is otherwise effected. In connection with the purchase or sale of portfolio securities for the account of the Fund, neither the Adviser nor any officer or director of the Adviser shall act as a principal.

     (2) Except as expressly prohibited in this Agreement, nothing herein shall in any way limit or restrict the Adviser, or any officers, shareholders or employees of Adviser, from buying selling or trading in any security for its or their own account. Neither the Adviser nor any Officer or Director thereof shall take a short position in any interests of the Fund or otherwise purchase such interests for any purpose other than that of investment. However, the Adviser may act as underwriter or distributor provided it does so pursuant to a written contract approved in the manner specified in the Investment Company Act of 1940, as amended.

     (3) The Adviser may act as investment adviser to, and provide management services for, other investment companies, and may engage in businesses that are unrelated to investment companies, without limitation, provided the performance of such services and the transaction of such businesses does not impair the Adviser's performance of this Agreement.

     (4) The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates (including, but not limited to, loss sustained by reason of the adoption or implementation of any investment policy or the purchase, sale or retention of any security), except for loss resulting from willful misfeasance, bad faith or gross negligence of the Adviser in the performance of its duties or from reckless disregard by the Adviser of its obligations and duties under this Agreement.

     (5) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, as amended, shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to said Act. Specifically, the terms "vote by a majority of the outstanding voting securities", "annually", "interested person", "assignment", and "affiliated person", as used herein, shall have the meanings assigned to them by the Investment Company Act of 1940, as amended. In addition, where the effect of a requirement of the Investment Company Act of 1940, as amended, reflected in any provision of this contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     (6) The Trust will provide the Adviser with all information concerning the investment policies and restrictions of the Fund as the Adviser may from time to time request or which the Trust deems necessary. In the event of any change in the investment policies or restrictions of the Fund, the Trust will promptly provide Adviser with all information concerning such change including, but not limited to, copies of all documents filed by the Trust with the Securities and Exchange Commission.

     (7) The Trustees, officers, employees and agents of the Trust shall not be personally bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

     (8) Except to the extent the provisions of this Agreement are governed by federal law, they shall be governed by the law of Ohio, without reference to its choice of law rules.

     (9) This Agreement represents the entire agreement between the parties hereto.

     (10) This Agreement may be executed in two or more counterparts, each of which shall be considered an original.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

                              MEEDER PREMIER FUNDS
                                 THE GROWTH FUND


Attest:________________________         By:__________________________

       Secretary

                          MEEDER ASSET MANAGEMENT, INC.


Attest:________________________         By:__________________________

       Secretary